Gibraltar Industries Appoints Mark G. Barberio to its Board of Directors
New Independent Director Strengthens Board’s M&A and Diversified Manufacturing Experience

Buffalo, N.Y., June 6, 2018 - Gibraltar Industries (NASDAQ:ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today announced the appointment of Mark G. Barberio to the Company’s Board of Directors, effective immediately. Barberio becomes the sixth independent director on Gibraltar’s seven-member board.

“I am pleased to welcome Mark to the Gibraltar Board. Mark’s business background, coupled with his deep expertise in mergers and acquisitions, complement the capabilities of our Board and support Gibraltar’s strategic focus. I look forward to his contributions as we continue to execute against our four-pillar strategy of value creation, including operational excellence, product innovation, portfolio management and acquisitions,” said Bill Montague, Chairman of the Board.

Barberio, 56, is principal of Markapital, LLC, a business and M&A consulting firm. Prior to forming Markapital, he led Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company (formerly NYSE:IV), where he served in a variety of positions, most recently as Co-CEO and CFO. Barberio is an independent director of Life Storage, Inc. (NYSE:LSI) since 2015 and in May 2018 was elected Non-Executive Chairman. He is also a member of the Board of Exide Technologies, a privately held global energy storage solutions company. Barberio holds a BS in Business - Accounting from Rochester Institute of Technology and a MBA from SUNY at Buffalo.

“Mark brings more than 25 years of senior management and board experience across a variety of industries and in both public and private companies. This experience will provide significant value as Gibraltar continues its transformation toward becoming an engineered solutions and products-based portfolio company”, said President and CEO Frank Heard.

Barberio stated “I look forward to working closely with Gibraltar’s Board and the leadership team as they continue to pursue value creation for their shareholders.”

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America, and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact
Timothy Murphy
Chief Financial Officer
716-826-6500 ext. 3277
tfmurphy@gibraltar1.com